       As filed with the Securities and Exchange Commission on December 19, 2000
                                              Registration No. 333 -____________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                --------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 --------------

                                  RAMBUS INC.
           (Exact name of Registrant as specified in its charter)


       Delaware                                          94-3112828
------------------------                    -----------------------------------
(State of incorporation)                   (I.R.S. Employer Identification No.)


                              2465 Latham Street
                       Mountain View, California  94040
         (Address, including zip code, of Principal Executive Offices)

                                --------------

           Amended and Restated 1999 Nonstatutory Stock Option Plan

                           (Full title of the plans)

                                --------------

                                Gary G. Harmon
                         Sr. Vice President, Finance,
                     Chief Financial Officer and Secretary
                                  Rambus Inc.
                              2465 Latham Street
                       Mountain View, California  94040
                                (650) 944-8000
(Name, address, and telephone number, including area code, of agent for service)

                                --------------

                                   Copy to:

                           Katharine A. Martin, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

                                                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
      Title of Securities                        Amount           Proposed Maximum     Proposed Maximum       Amount of
      to be Registered                           to be             Offering Price     Aggregate Offering   Registration Fee
                                              Registered (1)          Per Share              Price
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
---------------------------------------------------------------------------------------------------------------------------

Newly Reserved under Amended and Restated
1999 Nonstatutory Stock Option
Plan (the "1999 Plan")...................      2,100,000            $45.38 (2)          $95,298,000           $25,159
---------------------------------------------------------------------------------------------------------------------------
                                               2,100,000                                $95,298,000           $25,159
Total
---------------------------------------------------------------------------------------------------------------------------

    (1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock (the "Shares") which may become issuable under the 1999 Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Shares.

   (2)   The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq Stock Market on December 15, 2000.
   -----------------------------------------------------------------------------

         The contents of the Registrant's Forms S-8 Registration Statements, Registration No.'s 333-48730 and 333-93427 dated October 27, 2000 and December 22, 1999, respectively, relating to the 1999 Nonstatutory Stock Option Plan are incorporated herein by reference.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits.

   Exhibit                              Description of Document
   Number
    4.1              Amended and Restated 1999 Nonstatutory Stock Option Plan.
    5.1              Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.
   23.1              Consent of PricewaterhouseCoopers LLP, Independent Accountants.
   23.2              Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1)
   24.1              Powers of Attorney (included as part of the signature page of this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 19th day of December, 2000.


                                 RAMBUS INC.



                                By: /s/ GARY G. HARMON
                                    ------------------------------------------
                                    Gary G. Harmon
                                    Sr. Vice President, Finance, Chief Financial
                                    Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Geoffrey R. Tate and Gary G. Harmon, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED:


Signatures                                     Title                              Date
----------                                    -------                            ------
/s/ GEOFFREY R. TATE              Chief Executive Officer and       December 19, 2000
--------------------------------  Director (principal executive
Geoffrey R. Tate                  officer)


/s/ DAVID MOORING                 President and Director            December 19, 2000
--------------------------------
David Mooring

/s/ GARY G. HARMON                Sr. Vice President, Finance,      December 19, 2000
--------------------------------  Chief Financial Officer and
Gary G. Harmon                    Secretary (principal financial
                                  and accounting officer)


/s/ WILLIAM DAVIDOW               Chairman of the Board of          December 19, 2000
--------------------------------  Directors
William Davidow

/s/ BRUCE DUNLEVIE                Director                          December 19, 2000
--------------------------------
Bruce Dunlevie

________________________________  Director
P. Michael Farmwald

/s/ CHARLES GESCHKE               Director                          December 19, 2000
--------------------------------
Charles Geschke

______________________________    Director
Mark Horowitz

                                  RAMBUS INC.
                       REGISTRATION STATEMENT ON FORM S-8
                               INDEX TO EXHIBITS



   Exhibit
   Number                                Description of Document
     4.1             Amended and Restated 1999 Nonstatutory Stock Option Plan.
     5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                     as to legality of securities being registered.
    23.1             Consent of PricewaterhouseCoopers LLP, Independent Accountants.
    23.2             Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                     (contained in exhibit 5.1)
    24.1             Powers of Attorney (included as part of the signature page of this
                     Registration Statement).